 Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS.

WARRANT

to Purchase Common Stock of

TIB FINANCIAL CORP.

Date: September 30, 2010

This certifies that, for value received, North American Financial Holdings, Inc. (the “Holder”), is entitled to purchase, in the aggregate, up to 1,166,666,667 fully paid and nonassessable shares (the “Warrant Shares”) of common stock, par value $0.10 per share (the “Common Stock”), of TIB Financial Corp., a Florida corporation (the “Company”); provided, however, that until such time as the Company’s Articles of Incorporation have been amended to increase the number of authorized shares of Common Stock of the Company in accordance with Section 3.1(b) of the Investment Agreement, dated as of June 29, 2010, as amended, by and between the Company and the Holder (the “Investment Agreement”), the Company shall deliver to Holder upon any exercise of this Warrant that number of shares of Series B Convertible Participating Voting Preferred Stock (the “Series B Preferred Stock”) that would be convertible into the number of Warrant Shares subject to such exercise.

This Warrant is subject to the following terms and conditions:

1. Exercisability of Warrant. This Warrant shall be exercisable, in whole or in part, and from time to time beginning on the date set forth above and terminating at 5:00 p.m., New York time, on the Expiration Date (the “Warrant Exercise Period”) in accordance with the terms hereof.

2. Method of Exercise.

(a) This Warrant may be exercised by the Holder, in whole or in part, during the Warrant Exercise Period by (i) the payment in cash, wire transfer or certified or bank cashier’s check to the Company of the Exercise Price in respect of the Warrant Shares being purchased and (ii) delivery (via facsimile or otherwise) to the Company of the Form of Subscription attached hereto.   If the original Warrant is not surrendered, properly endorsed, at the principal office of the Company concurrent with the delivery of the Form of Subscription, the Holder will, as promptly as reasonably practicable (and in any event within five (5) business days following such date of delivery), deliver, or cause to be delivered, the original Warrant, properly endorsed, to the Company.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which (i) the Company shall have received payment of the Exercise Price in respect of the Warrant Shares being purchased and (ii) the Company shall have received the Form of Subscription attached hereto, all as provided in this Section 2, and the person entitled to receive the Warrant Shares being purchased shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

(c) In the event of any exercise of this Warrant, Warrant Shares so purchased shall be delivered in book-entry form through the facilities of The Depositary Trust Company at the Company’s expense to the Holder or its designee promptly after the Warrant shall have been so exercised, and such shares shall be free of restrictive legends unless (i) a registration statement covering the resale of the Warrant Shares by the Holder is not then effective and (ii) the Warrant Shares are not eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares and without volume or manner-of-sale restrictions; provided, however, that if such exercise is for shares of Series B Preferred Stock, the Company shall deliver to Holder physical certificates representing such shares of Series B Preferred Stock.

(d) Upon surrender of this Warrant following one or more partial exercises, unless this Warrant has expired, a new Warrant of like tenor representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised, shall be issued to the Holder promptly thereafter.  Any such new Warrant shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the date set forth above.

3. Due Authorization and Issuance; Reservation of Shares. The Company covenants and agrees that any and all of the Warrant Shares issued to the Holder in accordance with the terms hereof will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive rights of any Person and free and clear of all taxes, liens and charges with respect to such issuance. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. The Company further covenants and agrees that during the Warrant Exercise Period, the Company will at all times have authorized and reserved for the purpose of the issue upon the exercise of this Warrant, at least the maximum number of Warrant Shares as are then issuable upon the exercise of this Warrant.

4. Anti-Dilution Adjustments. The Exercise Price and the number of Warrant Shares as to which this Warrant may be exercised are subject to adjustment from time to time upon the occurrence of the events set forth in this Section 4.

(a) Adjustment for Change in Capital Stock.

During the Warrant Exercise Period, if the Company:

(1) pays a dividend or makes a distribution on its Common Stock, in either case, in shares of capital stock;

(2) forward splits or subdivides its outstanding Common Stock into a greater number of Shares; or

(3) reverse splits or combines its outstanding Common Stock into a smaller number of Shares;

then (x) the Warrant will become exercisable for the aggregate number and kind of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action and (y) the Exercise Price in effect immediately prior to such action shall be proportionately adjusted.

An adjustment made pursuant to this Section 4(a) shall become effective on the effective date of an event referred to in clauses (1) - (3) above, retroactive to the record date (if any) for such event.

If, after an adjustment, the Holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board shall determine in good faith the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Warrant Shares in this Section.

Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Adjustment for Rights Issue. During the Warrant Exercise Period, if the Company distributes (other than in a transaction referred to in Section 4(a)) any rights, options or warrants to all holders of its Common Stock entitling them to purchase Common Stock at a price per share which, together with the consideration (if any) paid to the Company for such right, option or warrant, is less than the Exercise Price in effect as of the record date established for such distribution, the Exercise Price shall be adjusted in accordance with the formula:

               O + N x P
          E' = E x                E
                      O+N

where:

E’	=	the adjusted Exercise Price.

E	=	the Exercise Price in effect as of the record date established for such distribution.

O	=	the number of Shares outstanding on the record date on a fully-diluted basis.

N	=	the number of Shares issuable upon exercise of such rights, options or warrants.

P	=
the exercise price per Share of the Shares issuable upon exercise of such rights, options or warrants plus the aggregate consideration received in respect of such rights, options or warrants for each Share issuable upon exercise of such rights, options or warrants.

Simultaneously with any adjustment of the Exercise Price pursuant to this Section 4(b), the number of Warrant Shares purchaseable upon the exercise hereof shall be increased by multiplying the number of Warrant Shares purchaseable upon exercise hereof immediately prior to such adjustment by the fraction equal to E/E’. An adjustment made pursuant to this Section 4(b) shall become effective when any such rights, options, or warrants are issued, retroactive to the record date for such issuance.

(c) Adjustment for Issuance of Shares.

(1) During the Warrant Exercise Period, if the Company, at any time and from time to time, issues or sells Common Stock for a consideration per share less than the Exercise Price then in effect as of the date the Company fixes the offering price of such additional shares, each Exercise Price shall be adjusted in accordance with the formula:

                           P
                E'  =  E x O + E
                      A

where:

E’	=	the adjusted Exercise Price.

E	=	the Exercise Price in effect immediately before such issuance.

O	=	the number of Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Shares.

P	=	the aggregate consideration received for the issuance of such additional Shares.

A	=	the number of Shares outstanding on a fully-diluted basis immediately after the issuance of such additional Shares.

Simultaneously with any adjustment of the Exercise Price pursuant to this Section 4(c)(1), the number of Warrant Shares purchaseable upon the exercise hereof shall be increased by multiplying the number of Warrant Shares purchaseable upon exercise hereof immediately prior to such adjustment by the fraction equal to E/E’. Adjustments pursuant to this Section 4(c)(1) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.  No adjustment shall be made under this Section 4(c)(1) upon the issuance of shares of Common Stock pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if an adjustment was made pursuant to Section 4(c)(2) in connection with the issuance of such Common Stock Equivalents.

(2) If the Company, at any time and from time to time, issues or sells any securities convertible into or exchange for, directly or indirectly, Common Stock (“Convertible Securities”) or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, “Common Stock Equivalents”), and the aggregate of the price per share for which shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the “Aggregate Per Common Share Price”) shall be less than the Exercise Price then in effect, or if, after any such issuance of Convertible Securities or Common Stock Equivalents, the price per share for which shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall make the Aggregate Per Common Share Price less than the Exercise Price in effect at the time of such amendment or adjustment, then the Exercise Price then in effect shall be adjusted pursuant to the formula set forth in Section 4(c)(1) above assuming that all shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents for a purchase price equal to the Aggregate Per Common Share Price.

Simultaneously with any adjustment of the Exercise Price pursuant to this Section 4(c)(2), the number of Warrant Shares purchaseable upon the exercise hereof shall be increased by multiplying the number of Warrant Shares purchaseable upon exercise hereof immediately prior to such adjustment by the fraction equal to E/E’. Adjustments pursuant to this Section 4(c)(2) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

Sections 4(b) and 4(c) do not apply to:

(1) any of the transactions described in subsection (a) of this Section 4;

(2) the exercise of warrants, or the conversion or exchange of other securities convertible or exchangeable for Shares, which warrants or other securities are outstanding on the date hereof;

(3) Shares issued to (x) shareholders of any Person that merges with or into the Company, or with or into a subsidiary of the Company, in proportion to the stock holdings of such Person immediately prior to such merger, upon such merger or (y) to any Person in exchange for assets sold by such Person to the Company;

(4) Shares of Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting in an aggregate offering amount of at least $25,000,000;

(5) Shares of Common Stock issuable to employees, directors or consultants of the Company under or pursuant to bona fide compensation plans approved by either the Board or shareholders of the Company; or

(6) Shares of Common Stock issued in connection with the rights offering required by the terms of the Investment Agreement.

(d) Consideration Received; Occurrence of Transactions. For purposes of any computation respecting consideration received pursuant to subsection (c) of this Section 4, the following shall apply:

(1) in the case of the issuance of Common Stock or Common Stock Equivalents for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any underwriting commissions or discounts incurred by the Company for any underwriting of the issue; and

(2) in the case of the issuance of Common Stock or Common Stock Equivalents for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

For the purpose of any adjustment made pursuant to this Section 4, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(e) When De Minimis Adjustment May be Deferred. No adjustment of the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment or upon any subsequent exercise. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(f) Notice of Adjustment. Whenever any Exercise Price is adjusted, the Company, at its own expense, shall as promptly as reasonably practicable cause its Chief Financial Officer (or similar officer) to compute such adjustment and prepare a certificate setting forth such adjustment (including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant, as applicable), setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment.  As promptly as reasonably practicable (but in no event more than 10 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Holder.

(g) Notice of Certain Transactions. If the Company proposes to take any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b) or (c) of this Section 4, or there is a proposal for any liquidation or dissolution of the Company or if the Company proposes to enter into a transaction described in Section 5, then, in each case, the Company shall deliver to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective or consummation date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall deliver the notice at least 10 days before such date.

(h) When Adjustment Not Required. If the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(i) Superseding Adjustment. If at any time after an adjustment of the Exercise Price and/or Warrant Shares shall have been made pursuant to Section 4(b) and the options, warrants or rights shall expire, or the right of exercise in respect of a portion of such securities shall expire, then to the extent that such options, warrants or rights shall have not been exercised, a recomputation shall be made of the effect of such options, warrants or rights on the basis of the issuance of only the number of Shares, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange and for the consideration actually received and receivable therefor; and if and to the extent called for by the foregoing provisions of this Section on the basis aforesaid, a new adjustment shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

5. Reorganization, Reclassification, Consolidation, Merger or Sale. If any reorganization or reclassification of outstanding Shares, or any consolidation or merger of the Company with or into another entity, or the sale of all or substantially all of the Company’s assets to another entity (an “Extraordinary Transaction”) shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange therefor, then, as a condition of such Extraordinary Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right upon the terms and conditions specified in this Warrant to receive, in lieu of Warrant Shares upon the payment of the Exercise Price, solely such cash, stock, securities or assets as would have been issued or payable with respect to or in exchange for Warrant Shares pursuant to the terms hereof had the Holder exercised the Warrant in full immediately prior to the effective date of such Extraordinary Transaction, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be possible and pertinent, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof, and appropriate adjustment shall be made to determine and provide for the price per Warrant Share, shares of stock or other security or asset deliverable hereunder, as well as the number of Warrant Shares, shares of stock or other securities, or the amount of assets, deliverable hereunder. In the event that in such Extraordinary Transaction holders of shares of Common Stock are entitled to elect to receive differing forms of consideration, the consideration that the Holder shall be entitled to receive upon payment of the Exercise Price shall be the kind and amount of consideration received by a majority of shares of Common Stock in such Extraordinary Transaction.

6. No Shareholder Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company (except to the extent that this Warrant has been duly exercised or such Holder otherwise owns any Warrant Shares) or as imposing any liabilities on such Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

7. Transferability. This Warrant shall not be transferable except to an affiliate (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder. Subject to the foregoing, title to this Warrant may be transferred by endorsement (by the Holder executing the Form of Assignment attached hereto) and delivery in the same manner as negotiable instruments transferable by endorsement and delivery. On surrender of this Warrant for exchange, properly endorsed on the Form of Assignment and subject to the provisions of this Warrant with respect to compliance with the Securities Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holders (on payment by the Holder of any applicable transfer taxes) may direct, exercisable for the number of Shares issuable upon the exercise hereof. Upon any such transfer, the transferee shall be a “Holder” hereunder.

8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at c/o North American Financial Holdings, Inc., 4725 Piedmont Row Drive, Charlotte, North Carolina  28210, Attn: Christopher G. Marshall or, if different, its address as shown on the books of the Company or to the Company at 599 9th Street North, Suite 101, Naples, Florida 34102-5624, Attn: Thomas J. Longe, or at such other address as the Company may hereafter designate.

10. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

11. Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction upon receipt of reasonable and customary indemnity, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.  Any such new Warrant shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the date set forth above.

12. Expiration of Warrant. This Warrant shall expire at, and shall no longer be exercisable after 5:00 pm, New York City time, on the Expiration Date.

13. Obligations and Remedies.  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms of this Warrant are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company (other than the obligation under Section 2(a) to pay or otherwise satisfy the total Exercise Price) or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock (whether via physical certificates or electronically, as appropriate) upon exercise of the Warrant.

14. Charges, Taxes and Expenses.  Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise of this Warrant, or reselling or otherwise transferring the Warrant Shares to third parties.

15. Dispute Resolution.  In the case of a dispute as to the determination of the Exercise Price or the Fair Market Value or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two business days of receipt of the Form of Subscription giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Warrant Price, Fair Market Value or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two business says submit via facsimile (a) the disputed determination of the Warrant Price or the Fair Market Value to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business says from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

16. Definitions. The following terms shall have the meanings given to them below:

“Exercise Price” shall mean $0.15 per Warrant Share, subject to adjustment as provided in Section 4.

“Expiration Date” shall mean March 30, 2012.

“Fair Market Value” means the fair market value of a share of Common Stock as of a particular date, as determined in accordance with the following:

(i)           if the Common Stock is listed or admitted for trading on a national securities exchange, the average of the closing prices of the Common Stock for the five consecutive trading days immediately prior to (but excluding) the date in question; or

(ii)           if the foregoing clause (i) does not apply and the Common Stock is traded on the OTC Bulletin Board, the average of the closing prices of the Common Stock for the five consecutive trading days immediately prior to (but excluding) the date in question; or

(iii)           if the foregoing clauses (i) and (ii) do not apply and the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets”, the average of the closing prices of the Common Stock for the five consecutive trading days immediately prior to (but excluding) the date in question; or

(iv)           if the Fair Market Value cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Fair Market Value of the Common Stock on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of the Common Stock under this clause (v), then such dispute shall be resolved pursuant to Section 15.

All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Shares” means shares of Common Stock.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued by its officers thereunto duly authorized as of the date first written above.

TIB FINANCIAL CORP.

By:	/s/ Thomas J. Longe
Name: Thomas J. Longe
Title: Vice Chairman, Chief Executive Officer
and President

FORM OF SUBSCRIPTION

(to be signed only upon payment of the Exercise Price

pursuant to the Warrant)

To the Company:
1.           The undersigned, the holder of the within Warrant, hereby irrevocably elects to purchase _________ shares of Common Stock pursuant to the terms of the Warrant.

2.           Payment of Exercise Price. The Holder shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Delivery of Warrant Shares.  The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in book-entry form through the facilities of The Depositary Trust Company in accordance with the terms of the Warrant.

_______________________
_______________________
_______________________

The undersigned represents (i) that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock; and (ii) that it can bear the economic risk of its investment in the Common Stock and can afford to lose its entire investment in the Common Stock. The undersigned agrees that the Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such act.

The undersigned represents that it has tendered payment for such shares of Common Stock to the Company in the form indicated above.

If the number of shares of Common Stock purchased is less than all of the Warrant Shares evidenced hereby, and the undersigned is surrendering the Warrant in connection with the exercise hereof, the undersigned requests that a new Warrant representing the remaining shares of Common Stock subject to the Warrant be issued and delivered to the undersigned.

If the original Warrant is not surrendered in connection with the exercise hereof:  (i) the undersigned represents that it has not sold, assigned, pledged, transferred, hypothecated, or otherwise disposed of the original Warrant or any interest therein or represented thereby and hereby agrees to fully and forever indemnify and hold harmless the Company and each of its successors, assigns and affiliates from any loss, cost, damages or expense (including reasonable attorneys’ fees) of any kind or nature whatsoever it may hereinafter suffer or incur in connection with or as a result of the undersigned’s failure to surrender the original Warrant in connection with such exercise; and (ii) the undersigned will as promptly as reasonably practicable after the delivery of this Subscription to the Company (and in any event within five (5) business days), deliver, or cause to be delivered, the original Warrant to the Company.

DATED: ________________________

(Signature must conform in all

respects to name of holder as

specified on the face of the Warrant)

(Address)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, the holder of the attached Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant unto:

Name of Assignee                                                                                      Address

________________________

(Signature must conform in all

respects to name of holder as

specified on the face of the Warrant)

[•]

By:

Name:

Title: